                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                           -----------------------

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934

                           ---------------------------

                       Date of Report:    July 1, 1998


                          F & M BANCORPORATION, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Wisconsin                      000-14553                    39-1365327
-----------------------------          ---------                    ----------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number          Identification No.)



ONE BANK AVENUE, KAUKAUNA, WISCONSIN                                  54130
------------------------------------                                  -----
(Address of principal executive offices)                            (Zip Code)







             Registrant's telephone number, including area code:
                                (920) 766-1717

Item 2.   Acquisition or Disposition of Assets

        On July 1, 1998, F&M Bancorporation, Inc. ("F&M") completed its previously announced acquisition of BancSecurity Corporation ("BancSecurity") pursuant to an Agreement and Plan of Merger dated as of December 1, 1997 (the "Agreement"). Under the Agreement, BancSecurity was merged with a wholly-owned subsidiary of F&M (the "Merger") and became a wholly-owned subsidiary of F&M. In the Merger, F&M issued an aggregate of approximately 3,625,000 shares of F&M's Common Stock, $1.00 par value, at a 93.6064-for-1 share conversion ratio determined under the Agreement.

        The Agreement was negotiated at arm's length between the respective officers of F&M and BancSecurity. None of such officers were affiliated with the other party, its affiliates, its directors and officers and their associates. BancSecurity was also assisted in the negotiations by its investment advisor and counsel, neither of which is affiliated with F&M. As contemplated by the Agreement, Ronald E. Fenton, president and chief executive officer of BancSecurity, has been elected to F&M's board of directors.

        F&M is accounting for the Merger using the pooling of interests method of accounting.

        BancSecurity is a bank holding company owning all of the outstanding shares of three Iowa bank subsidiaries--Security Bank (Marshalltown), Security Bank Jasper-Poweshiek, and Story County Bank and Trust. BancSecurity's subsidiary banks maintain a total of 14 full-service offices in central Iowa, offering general commercial and retail banking services and other related financial services. Each of these banks is state chartered and a member of the FDIC. The banks will be renamed in the near future to reflect their affiliation with F&M.

Item 7.         Financial Statements and Exhibits

        (a)     Financial Statements of Business Acquired

                See "Index to Financial Statements--BancSecurity Corporation" on the following page and the BancSecurity financial statements at pages F-1 through F-27 hereof, which are incorporated herein by reference.

        (b)     Pro Forma Financial Information

                See "Index to Financial Statements--F&M Bancorporation, Inc. Unaudited Pro Forma Financial Information" on the following page, and the F&M pro forma financial statements at pages F-28 through F-32 hereof, which are incorporated herein by reference.

        (c)     Exhibits

                See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.

                        INDEX TO FINANCIAL STATEMENTS

                                                                      Page No.
BANCSECURITY CORPORATION                                              Herein

        Independent Auditor's Report ...............................    F-1
        Consolidated Balance Sheets at March 31, 1998
           (unaudited), December 31, 1997 and 1996..................    F-2
        Consolidated Statements of Income for the
          three months ended March 31, 1998
          and 1997 (unaudited) and for the years ended
          December 31, 1997, 1996 and 1995..........................    F-3
        Consolidated Statements of Comprehensive
          Income for the three months ended March 31,
          1998 and 1997 (unaudited) and for the years
          ended December 31, 1997, 1996 and 1995....................    F-4
        Consolidated Statements of Stockholders'
          Equity for the three months ended March 31,
          1998 and 1997 (unaudited) and for the years
          ended December 31, 1997, 1996 and 1995....................    F-5
        Consolidated Statements of Cash Flows for the
          three months ended March 31, 1998 and 1997
          (unaudited) and for the years ended
          December 31, 1997, 1996 and 1995..........................    F-6
        Notes to Financial Statements...............................    F-8

F&M BANCORPORATION, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION

        Pro Forma Consolidated Balance Sheet at
          March 31, 1998.............................................   F-28
        Pro Forma Consolidated Statements of Income
          for the quarter ended March 31, 1998 and
          for the years ended December 31, 1997,
          1996 and 1995..............................................   F-29
        Notes to Pro Forma Financial Statements......................   F-32

                          INDEPENDENT AUDITOR'S REPORT










To the Board of Directors
BancSecurity Corporation
Marshalltown, Iowa

We have audited the accompanying consolidated statements of financial condition of BancSecurity Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BancSecurity Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.


                                                  McGladrey & Pullen, LLP

Des Moines, Iowa
January 28, 1998

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                            December 31,
                                                                                March 31,         ----------------------------------
 ASSETS                                                                          1998                1997               1996
 ----------------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)

 Cash and due from banks (Note 2)                                         $       9,777,767      $   13,424,804      $  13,349,069
 Federal funds sold                                                              15,450,000           2,475,000          1,575,000
                                                                          ---------------------------------------------------------
               CASH AND CASH EQUIVALENTS                                         25,227,767          15,899,804         14,924,069

 Interest-bearing deposits                                                          566,980             631,024            413,792
 Securities available for sale, net (Notes 3 and 7)                             112,802,768         114,222,266        114,187,558
 Securities held to maturity, fair value of $62,307,081 in 1998,
    $67,280,724 in 1997 and $73,603,871 in 1996 (Note 3)                         58,598,675          63,943,640         70,347,779

 Loans, net (Notes 4, 7 and 11)                                                 325,673,767         329,679,868        313,800,750
 Bank premises and equipment, net (Note 5)                                       10,960,509          10,960,146          8,005,608
 Accrued income receivable                                                        4,672,412           4,763,558          4,813,523
 Other assets (Notes 8 and 9)                                                     6,548,696           6,572,919          5,147,232
                                                                          ---------------------------------------------------------

                                                                          $     545,051,574      $  546,673,225      $ 531,640,311
                                                                          =========================================================
 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES
    Deposits (Note 3):
       Noninterest-bearing demand deposits                                $      35,755,293      $   39,488,503      $  40,302,693
       Interest-bearing demand deposits                                          37,622,940          39,052,227         38,208,054
       Savings                                                                  159,634,345         141,772,495        126,041,887
       Time (Note 6)                                                            217,358,114         226,281,440        232,358,451
                                                                          ---------------------------------------------------------
                                                                                450,370,692         446,594,665        436,911,085

    Short-term borrowed funds (Notes 3 and 7)                                    23,198,434          27,085,015         25,724,491
    Other borrowed funds (Note 7)                                                 7,331,107          10,097,492          9,712,276
    Accrued interest payable                                                      3,562,276           4,058,953          3,745,492
    Other liabilities (Note 8)                                                    5,808,062           6,747,365          4,509,466
                                                                          ---------------------------------------------------------
                                                                                490,270,571         494,583,490        480,602,810
                                                                          ---------------------------------------------------------

 COMMITMENTS AND CONTINGENT LIABILITIES (Note 10)

 STOCKHOLDERS' EQUITY (Note 12)
    Common stock, $25 par value; authorized 1,000,000 shares;
       issued March 31, 1998 and December 31, 1997
       38,726 shares and December 31, 1996 38,791 shares                            968,150             968,150            969,775
    Surplus                                                                       3,975,907           3,975,907          3,982,581
    Retained earnings                                                            46,787,791          45,370,448         44,059,979
    Accumulated other comprehensive income, unrealized
       appreciation on securities available for sale, net                         3,049,155           1,775,230          2,025,166
                                                                          ---------------------------------------------------------
                                                                                 54,781,003          52,089,735         51,037,501
                                                                          ---------------------------------------------------------

                                                                          $     545,051,574      $  546,673,225      $ 531,640,311
                                                                          =========================================================


See Notes to Consolidated Financial Statements.

 BANCSECURITY CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

                                                      For the Three Months                          For the Year
                                                         Ended March 31,                         Ended December 31,
                                                 -----------------------------------------------------------------------------------
                                                        1998           1997              1997             1996            1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                           (Unaudited)
Interest income:
    Loans, interest and fees                     $     7,089,414    $  6,649,990    $  27,531,364    $  26,447,963    $  25,340,018
    Securities:
       Taxable                                         2,430,307       2,608,057       10,434,892       10,414,043        9,449,902
       Tax-exempt                                        508,337         475,497        1,927,722        2,082,137        2,323,790
    Federal funds sold                                    76,920          15,780           97,949          132,367          343,448
    Other                                                 54,465          92,408          306,133          375,025          367,959
                                                 -----------------------------------------------------------------------------------
                                                      10,159,443       9,841,732       40,298,060       39,451,535       37,825,117
                                                 -----------------------------------------------------------------------------------
 Interest expense:
    Deposits                                           5,083,403       4,875,238       20,119,936       19,752,247       19,165,938
    Short-term borrowings                                303,113         273,033        1,247,567        1,115,797        1,061,453
    Other borrowings                                     141,734         146,027          623,551          450,729          575,576
                                                 -----------------------------------------------------------------------------------
                                                       5,528,250       5,294,298       21,991,054       21,318,773       20,802,967
                                                 -----------------------------------------------------------------------------------

            NET INTEREST INCOME                        4,631,193       4,547,434       18,307,006       18,132,762       17,022,150

 Provision for loan losses (Note 4)                        1,200          77,898        2,352,805          695,114        1,092,507
                                                 -----------------------------------------------------------------------------------
            NET INTEREST INCOME AFTER
               PROVISION FOR LOAN LOSS                 4,629,993       4,469,536       15,954,201       17,437,648       15,929,643
                                                 -----------------------------------------------------------------------------------

 Noninterest income:
    Trust fees                                           130,500         113,465          538,437          510,866          464,332
    Service fees                                         437,737         391,200        1,684,443        1,655,461        1,542,878
    Commissions income                                   266,427         212,494          950,103          812,870          820,631
    Other fees and income                                129,995         240,146          772,553          476,199          535,904
    Securities gains, net (Note 3)                             -          18,370           20,741          156,977           40,316
                                                 -----------------------------------------------------------------------------------
                                                         964,659         975,675        3,966,277        3,612,373        3,404,061
                                                 -----------------------------------------------------------------------------------
 Noninterest expense:
    Personnel (Note 9)                                 1,807,121       1,649,115        7,149,103        6,369,253        5,833,652
    Equipment                                            191,108         208,696        1,057,708          863,385          643,714
    Occupancy                                            194,961         171,732          750,924          646,941          609,486
    Merger costs                                               -               -        2,179,550                -                -
    Other                                                865,403         814,142        4,079,937        3,704,004        3,929,166
                                                 -----------------------------------------------------------------------------------
                                                       3,058,593       2,843,685       15,217,222       11,583,583       11,016,018
                                                 -----------------------------------------------------------------------------------
            INCOME BEFORE PROVISION
               FOR INCOME TAXES                        2,536,059       2,601,526        4,703,256        9,466,438        8,317,686

 Provision for income taxes (Note 8)                     702,411         743,900        1,644,768        2,693,460        2,266,058
                                                 -----------------------------------------------------------------------------------

            NET INCOME                           $     1,833,648    $  1,857,626    $   3,058,488    $   6,772,978    $   6,051,628
                                                 ===================================================================================

            EARNINGS PER COMMON
               SHARE                             $         47.35    $      47.91    $       78.92    $      174.43    $      155.65
                                                 ===================================================================================

See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                      For the Three Months                          For the Year
                                                         Ended March 31,                         Ended December 31,
                                                 -----------------------------------------------------------------------------------
                                                        1998           1997              1997            1996             1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                           (Unaudited)

 Net income                                      $     1,833,648    $  1,857,626     $  3,058,488     $  6,772,978     $  6,051,628
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income,
    before tax:
    Unrealized gains on securities:
       Unrealized holding gains (losses)
         arising during period                         2,031,780         795,632         (419,363)       2,820,594        2,383,026
       Less reclassification adjustments
         for gains included in net income                      -          18,370           20,741          156,977           40,316
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income (loss),
    before tax                                         2,031,780         777,262         (398,622)       2,663,617        2,342,710

 Income tax expense (credit) related
    to items of other comprehensive
    income                                               757,855         289,919         (148,686)         993,529          873,830
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income (loss),
    net of tax                                         1,273,925         487,343         (249,936)       1,670,088        1,468,880
                                                 -----------------------------------------------------------------------------------

 Comprehensive income                            $     3,107,573    $  2,344,969     $   2,808,552    $  8,443,066     $  7,520,508
                                                 ===================================================================================


See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 1998 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND
1995

                                                                                                    Accumulated
                                                                                                       Other
                                                    Common                           Retained      Comprehensive
                                                     Stock           Surplus         Earnings         Income             Total
 -----------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1994                   $        972,750    $   3,994,799    $  34,174,881     $  (1,113,802)    $ 38,028,628
    Comprehensive income                                     -                -        6,051,628         1,468,880        7,520,508
    Cash dividends declared
       ($34.25 per share)                                    -                -       (1,331,297)                -       (1,331,297)
    Purchase and retirement of  40                                                                                                -
       shares of common stock                           (1,000)          (4,107)         (33,013)                -          (38,120)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1995                            971,750        3,990,692       38,862,199           355,078       44,179,719
    Comprehensive income                                     -                -        6,772,978         1,670,088        8,443,066
    Cash dividends declared
       ($38.50 per share)                                    -                -       (1,493,454)                -       (1,493,454)
    Purchase and retirement of  79
       shares of common stock                           (1,975)          (8,111)         (81,744)                -          (91,830)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1996                            969,775        3,982,581       44,059,979         2,025,166       51,037,501
    Comprehensive income                                     -                -        3,058,488          (249,936)       2,808,552
    Cash dividends declared
       ($43.00 per share)                                    -                -       (1,665,218)                -       (1,665,218)
    Purchase and retirement of  65
       shares of common stock                           (1,625)          (6,674)         (82,801)                -          (91,100)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1997                            968,150        3,975,907       45,370,448         1,775,230       52,089,735
    Comprehensive income (unaudited)                         -                -        1,833,648         1,273,925        3,107,573
    Cash dividends declared (unaudited)
       ($10.75 per share)                                    -                -         (416,305)                -         (416,305)
                                              --------------------------------------------------------------------------------------
 Balance, March 31, 1998 (unaudited)          $        968,150    $   3,975,907    $  46,787,791     $   3,049,155     $ 54,781,003
                                              ======================================================================================


See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           March 31,                                  December 31,
                                                ------------------------------------------------------------------------------------
                                                      1998             1997              1997               1996               1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                          (Unaudited)
 CASH FLOWS FROM OPERATING
    ACTIVITIES
    Net income                                  $     1,833,648    $   1,857,626    $     3,058,488    $     6,772,978  $ 6,051,628
    Adjustments to reconcile net income
       to net cash provided by operating
       activities:
       Depreciation                                     181,260          186,086            373,560            695,672      516,228
       Provision for loan losses                          1,200           77,898          2,352,805            695,114    1,092,507
       Deferred taxes                                         -                -           (794,300)          (108,328)    (369,575)
       Amortization (accretion), net                   (166,945)          17,478           (195,824)           507,035      569,179
       Stock dividends received                               -                -                  -                  -      (49,000)
       Securities (gains), net                                -          (18,370)           (20,741)          (156,977)     (40,316)
       (Gain) on sale of bank premises
         and equipment                                        -                -            (10,904)                 -       (5,844)
       Changes in assets and liabilities:
         (Increase) decrease in accrued
            income receivable                            91,146           62,805             49,965           (308,570)    (631,392)
         (Increase) in other assets                    (733,631)        (198,632)          (800,277)        (1,110,107)    (592,953)
         Increase (decrease) in accrued
            interest payable and other
            liabilities                                 229,238          433,781          2,379,596           (598,395)   1,985,567
                                                ------------------------------------------------------------------------------------
               NET CASH PROVIDED BY
                  OPERATING ACTIVITIES                1,435,916        2,418,672          6,392,368          6,388,422    8,526,029
                                                -----------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING
    ACTIVITIES
    Proceeds from maturities of
       securities available for sale                 12,535,340        5,777,129         50,433,172         28,080,368   19,893,160
    Proceeds from the sales of securities
       available for sale                                     -          550,267            550,267            757,474            -
    Proceeds from maturities and calls of
       securities held to maturity                    2,681,337        3,218,647          9,378,666         13,116,109   17,091,574
    Purchase of securities available for sale        (6,258,630)     (12,959,700)       (51,230,950)       (28,555,489) (49,045,523)
    Purchase of securities held to maturity                   -                -         (2,875,100)        (9,321,115)  (2,448,575)
    (Increase) decrease in interest-bearing
       deposits, net                                     64,044            1,991           (217,232)            (8,956)    (299,144)
    (Increase) decrease in loans, net                 4,010,041          342,529        (17,983,028)       (18,943,906) (20,795,887)
    Proceeds from sale of bank premises
       and equipment                                          -                -            650,740                  -        9,025
    Purchase of bank premises and
       equipment                                       (181,623)        (628,473)        (3,967,934)        (2,287,826)  (2,183,795)
                                                ------------------------------------------------------------------------------------
               NET CASH PROVIDED BY (USED
                    IN) INVESTING ACTIVITIES         12,850,509       (3,697,610)       (15,261,399)       (17,163,341) (37,779,165)
                                                ------------------------------------------------------------------------------------

                                       (Continued)

BANCSECURITY CORPORATION AND SUBSIDIARIES


                                                           March 31,                                  December 31,
                                            ----------------------------------------------------------------------------------------
                                            1998                       1997              1997               1996             1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                          (Unaudited)
CASH FLOWS FROM FINANCING
   ACTIVITIES
   Net increase in deposits           $     3,776,027         $    12,371,079    $    9,683,580     $    8,660,612    $ 37,265,781
   Net increase (decrease) in
      short-term borrowings                (3,886,581)             (3,621,738)        1,360,524          4,793,118       2,934,735
   Proceeds from borrowings from
      FHLB                                 36,200,000              40,900,000       148,775,000        123,550,000      75,775,000
   Payments of principal to FHLB          (38,900,000)            (44,450,000)     (148,525,000)      (123,225,000)    (82,975,000)
   Proceeds from borrowings on other
      debt                                    168,000
   Payments of principal on other debt        (66,385)                (32,784)          (32,784)           (32,784)        (32,784)
   Dividends paid                          (2,081,523)             (1,493,454)       (1,493,454)        (1,331,297)     (1,196,483)
   Purchase of common stock for
      retirement                              (27,300)                (91,100)          (91,830)           (38,120)
                                      ----------------------------------------------------------------------------------------------
                 NET CASH PROVIDED BY
                 (USED IN) FINANCING
                 ACTIVITIES                (4,958,462)              3,645,803         9,844,766         12,322,819      31,733,129

                                      ----------------------------------------------------------------------------------------------
              NET INCREASE IN CASH AND
                 CASH EQUIVALENTS           9,327,963               2,366,865           975,735          1,547,900       2,479,993

CASH AND CASH EQUIVALENTS
   Beginning                               15,899,804              14,924,069        14,924,069         13,376,169      10,896,176
                                      ----------------------------------------------------------------------------------------------
   Ending                             $    25,227,767 $            17,290,934    $   15,899,804     $   14,924,069    $ 13,376,169
                                      ==============================================================================================

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION
   Cash payments for:
      Interest on deposits            $     5,572,126 $             5,143,819    $   19,807,373     $   20,172,747    $ 17,731,171
      Other interest                          552,801                 425,177         1,870,220          1,569,306       1,633,030
      Income taxes                                 --                      --         2,612,890          3,143,813       2,402,649



See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 1.  ORGANIZATION AND NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business: BancSecurity Corporation (the Company) is a holding company which owns 100% of the stock of its subsidiaries, Security Bank, Story County Bank & Trust and Security Bank Jasper-Poweshiek. The banks are state chartered banks that conduct operations from their main offices located in Marshalltown, Story City and Grinnell, Iowa, and eleven branch offices located in various Central Iowa communities.

Significant accounting policies are as follow:

   Accounting estimates and assumptions: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities as of the date of the financial statements for the reporting period. Actual results could differ from those estimates.

   Principles of consolidation: The consolidated financial statements include the accounts of BancSecurity Corporation and its wholly-owned bank subsidiaries, Security Bank, Story County Bank & Trust and Security Bank Jasper-Poweshiek. All material intercompany balances and transactions have been eliminated in consolidation.

   Unaudited interim financial statements: The accompanying unaudited consolidated financial statements have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected. The results of operations for interim periods are not necessarily indicative of the results of operations for the entire year.

   Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing deposits in correspondent banks and federal funds sold. Generally federal funds are purchased and sold for one day periods.

   Trust assets: Assets of the trust department, other than cash on deposit, are not included in these consolidated financial statements because they are not assets of the Company.

   Investment in debt and equity securities: The Company has investments in debt and equity securities. Debt securities consist primarily of obligations of the U.S. government, state governments and domestic corporations.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Securities available for sale: Securities classified as available for sale are those debt and equity securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized appreciation or depreciation are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

   Securities held to maturity: Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discounts, computed by the interest method over their contractual lives.

   Loans and allowance for loan losses: The Company grants commercial, real estate, consumer and other loans to customers throughout Central Iowa. Although the Company has a diversified loan portfolio, a substantial portion of their debtors' ability to honor their contracts is dependent upon their local economic sectors. Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

   The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Company makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

   Loan origination fees and direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

   Interest on loans is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful and the loan is deemed impaired.

   Bank premises and equipment: Company premises and equipment are stated at cost less accumulated depreciation. Buildings and improvements are depreciated primarily on an accelerated basis over estimated useful lives of 10 to 39 years. Furniture and equipment are depreciated primarily on an accelerated basis over estimated useful lives of 5 to 15 years.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

   Earnings per common share: The equation for computing basic earnings per share is "income available to common stockholders/weight-average shares of common stock outstanding."


Note 2.     RESTRICTIONS ON CASH AND DUE FROM BANKS
The Company is required to maintain reserve balances in cash or on deposit with Federal Reserve Banks. The total of those required reserve balances was approximately $1,676,000 at December 31, 1997.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.     SECURITIES

Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at March 31 and December 31 are as follows:

                                                                   Gross             Gross
                                           Amortized            Unrealized        Unrealized            Fair
                                              Cost                 Gains            Losses              Value
                                        ---------------------------------------------------------------------------
 Available-for-sale securities:

 March 31, 1998 (unaudited):
    Obligations of U.S.
       Government agencies
       and corporations                 $       35,954,415      $    139,140       $        --     $   36,093,555
    Obligations of states and
       political subdivisions                    4,285,000             19,227                --          4,304,227
    Corporate bonds                              3,548,758                 --                --          3,548,758
    Mortgage-backed securities                  56,827,809            390,306           104,927         57,113,188
    Other (equity securities)                    7,323,700          4,419,340                --         11,743,040
                                        ---------------------------------------------------------------------------
                                        $      107,939,682      $   4,968,013      $    104,927    $   112,802,768
                                        ===========================================================================

 December 31, 1997:
    Obligations of U.S.
       Government agencies
       and corporations                 $       44,968,302      $     116,079      $     18,610    $    45,065,771
    Obligations of states and
       political subdivisions                    1,485,000                 --                --          1,485,000
    Corporate bonds                              3,553,103                563               387          3,553,279
    Mortgage-backed securities                  54,088,354            307,551           310,311         54,085,594
    Other (equity securities)                    7,296,200          2,736,422                --         10,032,622
                                        ---------------------------------------------------------------------------
                                        $      111,390,959      $   3,160,615      $    329,308    $   114,222,266
                                        ===========================================================================

 December 31, 1996:
    U.S. Treasury                       $        1,498,008      $       1,524      $               $     1,499,532
    Obligations of U.S.
       Government agencies
       and corporations                         30,351,071             76,786            44,621         30,383,236
    Corporate bonds                              3,566,215                 --                --          3,566,215
    Mortgage-backed securities                  66,254,322            280,737           351,652         66,183,407
    Other (equity securities)                    9,288,013          3,267,155                --         12,555,168
                                        ---------------------------------------------------------------------------
                                        $      110,957,629      $   3,626,202      $    396,273    $   114,187,558
                                        ===========================================================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                  Gross              Gross
                                              Amortized         Unrealized        Unrealized            Fair
                                                Cost              Gains             Losses              Value
                                        -------------------------------------------------------------------------
 Held-to-maturity  securities:

 March 31, 1998 (unaudited):
    Obligations of U.S.
       Government agencies
       and corporations                 $        1,814,551    $         9,899   $           --   $      1,824,450
    Obligations of states and
       political subdivisions                   24,085,896          2,326,837               --         26,412,733
    Mortgage-backed securities                  32,698,228          1,377,429            5,759         34,069,898
                                        -------------------------------------------------------------------------
                                        $       58,598,675    $     3,714,165   $        5,759   $     62,307,081
                                        =========================================================================

 December 31, 1997:
    Obligations of U.S.
       Government agencies
       and corporations                 $        2,082,857    $        11,491   $           17   $      2,094,331
    Obligations of states and
       political subdivisions                   27,415,586          1,967,642            1,003         29,382,225
    Mortgage-backed securities                  34,445,197          1,391,831           32,860         35,804,168
                                        -------------------------------------------------------------------------
                                        $       63,943,640    $     3,370,964   $       33,880   $     67,280,724
                                        =========================================================================

 December 31, 1996:
    Obligations of U.S.
       Government agencies
       and corporations                 $        3,084,051    $        18,777   $            48   $     3,102,780
    Obligations of states and
       political subdivisions                   26,548,977          2,269,927            29,049        28,789,855
    Mortgage-backed securities                  40,714,751          1,124,773           128,288        41,711,236
                                        -------------------------------------------------------------------------
                                        $       70,347,779    $     3,413,477   $       157,385   $    73,603,871
                                        =========================================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The amortized cost and fair value of securities available for sale and held to maturity as of December 31, 1997 by contractual maturities are shown below. Maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                            Securities available for sale         Securities held to maturity
                                        ---------------------------------------------------------------------------
                                              Amortized            Fair            Amortized            Fair
                                                Cost               Value             Cost               Value
                                        ---------------------------------------------------------------------------
    Due in one year or less             $        3,009,682     $    3,026,300      $  7,749,349      $   7,849,381
    Due after one year through
       five years                               10,038,103         10,056,229        11,673,287         12,483,790
    Due after five years through
       ten years                                34,474,456         34,532,039         8,848,169          9,860,119
    Due after ten years                          2,484,164          2,489,482         1,227,638          1,283,266
                                        ---------------------------------------------------------------------------
                                                50,006,405         50,104,050        29,498,443         31,476,556
    Mortgage-backed securities,
       subject to early payoff                  54,088,354         54,085,594        34,445,197         35,804,168
    Other (equity securities)                    7,296,200         10,032,622
                                        ---------------------------------------------------------------------------
                                        $      111,390,959     $  114,222,266      $ 63,943,640      $  67,280,724
                                        ===========================================================================

Gross realized gains and gross realized losses on sales of available-for-sale securities were $22,145 and none, respectively in 1997; $116,262 and none, respectively in 1996; none and none, respectively in 1995.

Securities with carrying amounts of $55,273,797 and $55,897,666 at December 31, 1997 and 1996, respectively, are pledged as collateral on public deposits and for other purposes as required by law.


Note 4.     LOANS

The composition of net loans is as follows:


                                                                                          December 31,
                                                                 March 31,    -------------------------------------
                                                                  1998                1997               1996
                                                          ---------------------------------------------------------
                                                              (Unaudited)

    Commercial and industrial                             $       57,205,967     $   54,686,635     $   54,905,227
    Agricultural                                                  22,214,644         23,730,890         21,401,221
    Real estate construction                                         776,372          3,557,104          4,974,106
    Real estate mortgage                                         217,255,203        218,913,314        201,154,171
    Installment                                                   34,262,852         34,801,382         35,910,599
                                                          ---------------------------------------------------------
                                                                 331,715,038        335,689,325        318,345,324
    Less allowance for loan losses                                 6,041,271          6,009,457          4,544,574
                                                          ---------------------------------------------------------
                                                          $      325,673,767     $  329,679,868     $  313,800,750
                                                          =========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Changes in the allowance for loan losses are as follows:


                                         March 31,                                December 31,
                              -------------------------------------------------------------------------------------
                                    1998             1997              1997             1996             1995
                              -------------------------------------------------------------------------------------
                                        (Unaudited)

 Balance, beginning           $     6,009,457     $  4,544,574     $  4,544,574      $  4,665,961      $ 3,884,662
    Provision charged
       to operations                    1,200           77,898        2,352,805           695,114        1,092,507
    Recoveries of amounts
       charged off                     43,309           54,000          260,003           156,238          223,601
                              -------------------------------------------------------------------------------------
                                    6,053,966        4,676,472        7,157,382         5,517,313        5,200,770
    Amounts charged off                12,695            9,000        1,147,925           972,739          534,809
                              -------------------------------------------------------------------------------------
    Balance, ending           $     6,041,271     $  4,667,472     $  6,009,457      $  4,544,574      $ 4,665,961
                              =====================================================================================

Impairment of loans having recorded investments of approximately $1,698,000 at March 31, 1998 (unaudited) and December 31, 1997 and $3,319,000 at December 31, 1996 has been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No. 118. Recorded investments in other impaired loans were approximately $3,667,000 at March 31, 1998 (unaudited) and December 31, 1997 and $4,367,000 at December 31, 1996. The average recorded investment in impaired loans during 1997 and 1996 was approximately $6,688,000 and $7,062,000, respectively. The total allowance for loan losses related to these loans was approximately $1,430,000 on March 31, 1998 (unaudited) and on December 31, 1997 and $741,000 on December 31, 1996, respectively.


Note 5.     BANK PREMISES AND EQUIPMENT, NET

The major classes of bank premises and equipment and the total accumulated depreciation are as follows:


                                                                                             December 31,
                                                                 March 31,           -----------------------------
                                                                  1998               1997              1996
                                                          --------------------------------------------------------
                                                               (Unaudited)

    Land                                                  $        1,376,229     $   1,373,241      $   1,367,658
    Buildings and improvements                                    10,554,591        10,426,733          7,690,178
    Furniture and equipment                                        5,585,288         5,534,510          4,948,551
                                                          --------------------------------------------------------
                                                                  17,516,108        17,334,484         14,006,387
    Less accumulated depreciation                                  6,555,599         6,374,338          6,000,779
                                                          --------------------------------------------------------
                                                          $       10,960,509     $  10,960,146      $   8,005,608
                                                          ========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 6.     DEPOSITS

The aggregate amount of jumbo time deposits, each with a minimum denomination of $100,000, was approximately $33,325,000 and $37,696,000 at December 31, 1997 and
1996, respectively.

At December 31, 1997, the approximate maturities of time deposits are as follows:

     1998                                   $      166,007,000
     1999                                           35,747,000
     2000                                           13,178,000
     2001                                            5,169,000
     2002 and thereafter                             6,180,000
                                            -------------------
                                            $      226,281,000
                                            ===================


Note 7. SHORT-TERM BORROWED FUNDS AND OTHER BORROWED FUNDS AT DECEMBER 31, 1997 Short-term borrowed funds of $27,085,015 and $25,724,491 at December 31, 1997 and 1996, respectively, consisted of securities sold under repurchase agreements and treasury tax and loan accounts.

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                   1997                1996
                                                                          ----------------------------------------
    Average balance during the year                                       $        22,592,921      $   23,902,600
    Average interest rate during the year                                                4.59%               4.46%
    Maximum month-end balance during the year                                      26,184,382          25,752,691

    Mortgage-backed securities underlying the agreements at year-end:
         Amortized cost                                                   $        40,714,509      $   39,082,602
         Estimated fair value                                                      40,989,853          39,272,726


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Mortgage-backed securities sold under repurchase agreements are held by the Company. The agreements may be terminated by either the Company or the customers upon written notice at any time.

Other borrowed funds at December 31, 1997 consist of the following:

   The Company has notes payable to the Federal Home Loan Bank of Des Moines
   (FHLB) totaling $8,000,000 at December 31, 1997. The notes are variable rate, carrying interest rates ranging from 5.54% to 6.05% at December 31, 1997, and include a $500,000 note due on June 26, 1998, a $5,000,000 note due on December 30, 1998 and a $2,500,000 note due July 19, 2000 callable every 3 months.

   At December 31, 1997, the Company also has lines of credit at the FHLB totaling $6,500,000, of which $1,700,000 is outstanding. These lines of credit and related borrowings expire in 1998. The lines of credit have variable interest rates, 5.85% at December 31, 1997.

   Pursuant to the collateral agreements with the FHLB these notes and lines of credit are secured by $2,572,800 of stock in the FHLB and $147,661,000 of qualifying first mortgage loans.

   The Company also has unsecured notes payable to individuals totaling $397,492. The notes bear interest from 7% to 8%. Aggregate maturities are:
   1998 $66,385; 1999 $66,385; 2000 $66,385; 2001 $66,385; 2002 $66,385 and
   thereafter $65,567.


Note 8.     INCOME TAXES

Net deferred tax assets are included in other assets and consist of the following components:

                                                                                        December 31,
                                                                           ---------------------------------------
                                                                                    1997                1996
                                                                           ---------------------------------------
    Deferred tax assets:
       Allowance for losses                                                $        1,872,000   $       1,331,500
       Other                                                                          530,369             363,417
                                                                           ---------------------------------------
                                                                                    2,402,369           1,694,917
                                                                           ---------------------------------------
    Deferred tax liabilities:
       Prepaid pension costs                                                          138,891             225,739
       Unrealized appreciation on securities                                        1,056,078           1,204,764
                                                                           ---------------------------------------
                                                                                    1,194,969           1,430,503
                                                                           ---------------------------------------

    Net deferred tax assets                                                $        1,207,400   $         264,414
                                                                           =======================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The components of the provision for income taxes are as follows:

                                                                         Year Ended December 31,
                                                        -----------------------------------------------------------
                                                                 1997               1996                1995
                                                        -----------------------------------------------------------
    Current:
       Federal                                          $        2,024,570      $    2,347,694       $   2,228,515
       State                                                       414,498             454,094             407,118
    Deferred                                                      (794,300)           (108,328)           (369,575)
                                                        -----------------------------------------------------------
                                                        $        1,644,768      $    2,693,460       $   2,266,058
                                                        ===========================================================

Taxes on income differ from the "expected" amounts computed by applying the federal income tax rate of 34% to income before taxes for the following reasons:


                                                                   December 31,
                               -------------------------------------------------------------------------------------
                                           1997                        1996                        1995
                               -------------------------------------------------------------------------------------
                                                Percent of                  Percent of                  Percent of
                                                  Pretax                      Pretax                      Pretax
                                     Amount       Income         Amount       Income         Amount       Income
                               -------------------------------------------------------------------------------------
    Computed "expected"
      taxes on net income      $     1,599,107         34.0%   $ 3,218,589         34.0%   $ 2,828,013         34.0%
    State income taxes, net of
      federal benefit                  200,024          4.3        280,533          3.0        289,541          3.5
    Tax-exempt interest and
      dividends                       (621,488)       (13.2)      (642,899)        (6.8)      (694,301)        (8.3)
    Merger expenses                    744,730         15.8
    Low income housing
      credit                           (96,541)        (2.1)       (96,541)        (1.0)       (90,507)        (1.1)
    Other                             (181,064)        (3.8)       (66,222)        (0.7)       (66,688)        (0.9)
                               -------------------------------------------------------------------------------------
           PROVISION FOR
             INCOME TAXES      $     1,644,768         35.0%   $ 2,693,460         28.5%   $ 2,266,058         27.2%
                               =====================================================================================

Income taxes payable included in other liabilities were $465,360 and $639,182 at December 31, 1997 and 1996, respectively.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE 9.     EMPLOYEE BENEFIT PLANS

The Company has a defined benefit pension plan covering substantially all of its employees. The plan is noncontributory on the part of employees and benefits are payable based on years of credited service. The Company's funding policy is to contribute annually an amount that will satisfy the funding requirements of ERISA.

The components of pension expense are as follows:


                                                                           Year Ended December 31,
                                                           --------------------------------------------------------
                                                                    1997              1996               1995
                                                           --------------------------------------------------------
    Service cost                                           $          330,325      $    305,119        $   218,555
    Interest cost on projected benefit obligation                     434,246           391,259            353,265
    Actual return on plan assets                                     (516,066)         (443,051)          (582,218)
    Net amortization and deferral                                     (15,669)          (34,898)           164,088
                                                           --------------------------------------------------------
               NET PENSION EXPENSE                         $          232,836      $    218,429        $   153,690
                                                           ========================================================

The following table sets forth the plan's funded status and the amounts recognized in the accompanying consolidated statements of financial condition:

                                                                           Year Ended December 31,
                                                           --------------------------------------------------------
                                                                    1997             1996                1995
                                                           --------------------------------------------------------
    Actuarial present value of benefit obligations:
       Vested benefits                                     $        4,721,743      $  4,234,972       $  3,841,436
                                                           ========================================================

       Accumulated benefits                                $        4,811,644      $  4,313,329       $  3,893,924
                                                           ========================================================

    Projected benefits                                     $       (6,753,977)     $ (5,867,944)      $ (5,287,985)
    Plan assets at fair value, primarily corporate
       bonds                                                        6,629,365         6,285,625          5,642,532
                                                           --------------------------------------------------------

               PLAN ASSETS, NET OF PROJECTED
                    BENEFIT OBLIGATION                               (124,612)          417,681            354,547

    Unrecognized net loss                                             490,363           180,928             99,250
    Unrecognized prior service cost                                    80,982            90,598            100,214
    Unrecognized net (asset)                                          (72,279)          (81,917)           (91,555)
                                                           --------------------------------------------------------
               PREPAID PENSION COST IN OTHER
                    ASSETS                                 $          374,454      $    607,290       $    462,456
                                                           ========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Assumptions used by the Company in the determination of pension plan information consisted of the following:


                                                                              Year Ended December 31,
                                                                   -----------------------------------------------
                                                                        1997           1996            1995
                                                                   -----------------------------------------------
    Discount rate                                                         7.25%        7.50%           7.50%
    Rate of increase in compensation levels                               5.50         5.50            5.50
    Expected long-term rate of return on plan assets                      8.50         8.50            8.50

On March 1, 1995, the Company adopted a 401(k) savings plan covering all employees who have completed one year of service and are twenty-one years of age or older. The plan allows eligible employees to contribute up to fifteen percent of their compensation, with the Company matching a portion of each employee's contribution. The Company's contributions were $60,170, $56,850 and $43,669 for the years ending December 31, 1997, 1996 and 1995, respectively.


Note 10.    COMMITMENTS AND CONTINGENT LIABILITIES
Financial instruments with off-balance-sheet risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. Loan commitments were approximately $41,594,000 and standby letters of credit totaled approximately $4,340,000 as of December 31, 1997.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Concentrations of credit risk: The majority of the Company's loans, commitments to extend credit and standby letters of credit have been granted to customers in the Company's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

Contingent liabilities: Management believes that the aggregate liability as to any legal proceedings pending against the Company, incidental to the ordinary course of business, will not be material.


Note 11.    TRANSACTIONS WITH RELATED PARTIES
The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Aggregate loan transactions with these persons and firms were as follows:


                                                                                     Year Ended December 31,
                                                              March 31,     --------------------------------------
                                                                1998               1997                1996
                                                        -----------------------------------------------------------
                                                          (Unaudited)
    Balance, beginning                                  $        5,016,935       $   3,543,559       $   3,669,940
       New loans                                                 2,005,453           8,764,099           7,267,418
       Repayments                                               (1,537,860)         (7,290,823)         (7,393,799)
                                                        -----------------------------------------------------------
    Balance, ending                                     $        5,484,528       $   5,016,835       $   3,543,559
                                                        ===========================================================

    Maximum unpaid balance during the year              $        5,484,528       $   5,016,835       $   3,669,940
                                                        ===========================================================

 Note 12.    REGULATORY CAPITAL REQUIREMENTS
The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and rations (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


As of December 31, 1997, the most recent notification from the federal banking regulators categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. Management believes there are no conditions or events since that notification that have changed the institution's category.

The Company's actual capital amounts and ratios are also presented in the table.


                                                                                        To Be Well Capitalized
                                                              Minimum For Capital       Under Prompt Corrective
                                          Actual               Adequacy Purposes           Action Provisions
                                ----------------------------------------------------------------------------------
                                     Amount      Ratio          Amount       Ratio             Amount       Ratio
                                ----------------------------------------------------------------------------------
                                    (000's)                     (000's)                       (000's)
 As of March 31, 1998
    (unaudited):
    Total capital (to risk
      weighted assets)          $      56,426         17.9%     $  25,285         8.0%      $  31,606        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 51,732         16.4         12,643         4.0          18,964         6.0
    Tier 1 (Core) Capital
      (to average assets)              51,732          9.6         21,666         4.0          27,082         5.0

 As of December 31, 1997:
    Total capital (to risk
      weighted assets)          $      54,817         17.1%     $  25,644         8.0%      $  32,055        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 50,314         15.7         12,822         4.0          19,233         6.0
    Tier 1 (Core) Capital
      (to average assets)              50,314          9.3         21,711         4.0          27,138         5.0

 As of December 31, 1996:
    Total capital (to risk
      weighted assets)          $      52,762         17.3%     $  24,336         8.0%     $   30,420        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 48,943         16.1         12,168         4.0          18,252         6.0
    Tier 1 (Core) Capital
      (to average assets)              48,943          9.2         21,214         4.0          26,518         5.0

Banking regulations restrict the amount of dividends that may be paid by the Banks and the Company without prior approval of bank supervisory authorities.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 13.    ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the value of its financial instruments:

   Cash and due from banks: The carrying amounts reported in the consolidated statements of financial condition for cash and due from banks approximate their fair values.

   Interest-bearing deposits: The carrying amounts reported in the consolidated statements of financial condition for interest-bearing deposits approximate their fair values.

   Securities: Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Federal funds sold: The carrying amounts reported in the consolidated statements of financial condition for federal funds sold approximate their fair values.

   Loans and accrued income receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The carrying amount of accrued income receivable approximates its fair value.

   Deposit liabilities and accrued interest payable: The carrying amount reported in the consolidated statements of financial condition for demand and savings deposits, which represents the amount payable on demand, approximates their fair values. Fair values for fixed-rate and variable-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected maturities on time deposits. The carrying value of accrued interest payable approximates its fair value.

   Securities sold under agreements to repurchase and other borrowed funds: The carrying amounts of borrowings under repurchase agreements and other short-term borrowings approximate their fair values. The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Commitments to extend credit and standby letters of credit: The fair value of commitments and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The carrying value and fair value of commitments to extend credit and standby letters of credit are not significant.

The approximate carrying amounts and estimated fair values are as follows at December 31, 1997 and 1996:


                                                                                            1997
                                                                           ----------------------------------------
                                                                                  Carrying              Fair
                                                                                   Amount              Value
                                                                           ----------------------------------------
 Financial assets:
    Cash and due from banks                                                $        13,425,000     $    13,425,000
    Interest bearing deposits                                                          631,000             631,000
    Securities available for sale                                                  114,222,000         114,222,000
    Securities held to maturity                                                     63,944,000          67,281,000
    Federal funds sold                                                               2,475,000           2,475,000
    Loans, net                                                                     329,680,000         333,271,000
    Accrued income receivable                                                        4,764,000           4,764,000

 Financial liabilities:
    Deposits                                                                       446,595,000         446,324,000
    Securities sold under repurchase agreements                                     22,648,000          22,648,000
    Other borrowed funds                                                            14,534,000          14,534,000
    Accrued interest payable                                                         4,059,000           4,059,000


                                                                                           1996
                                                                            --------------------------------------
                                                                                  Carrying             Fair
                                                                                   Amount              Value
                                                                            --------------------------------------
 Financial assets:
    Cash and due from banks                                                 $       13,349,000    $    13,349,000
    Interest bearing deposits                                                          414,000            414,000
    Securities available for sale                                                  114,188,000        114,188,000
    Securities held to maturity                                                     70,348,000         73,604,000
    Federal funds sold                                                               1,575,000          1,575,000
    Loans, net                                                                     313,801,000        314,610,000
    Accrued income receivable                                                        4,814,000          4,814,000

 Financial liabilities:
    Deposits                                                                       436,911,000        436,928,000
    Securities sold under repurchase agreements                                     23,482,000         23,482,000
    Other borrowed funds                                                            11,954,000         11,954,000
    Accrued interest payable                                                         3,745,000          3,745,000

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




Note 14.    PENDING MERGER

In December 1997 the Company entered into a Definitive Agreement with F&M Bancorporation, Inc. (F&M) located in Kaukauna, Wisconsin.

The Definitive Agreement provides for a 100% stock-for-stock exchange with the Company's stockholders. F&M will issue stock with an aggregate value of $145 million, based on F&M common stock trading values between $35.80 and $40.00 per share. The price may be greater or less if F&M stock is more than or less than the values described. This transaction is subject to regulatory approvals, shareholder approvals, and other customary conditions, with an estimated completion date in the second quarter of 1998.


Note 15.    RECLASSIFICATION
Certain reclassifications on the December 31, 1996 consolidated statements of financial condition and income have been made to be consistent with the classifications as of December 31, 1997 with no effect on retained earnings.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




Note 16.    PARENT COMPANY ONLY FINANCIAL STATEMENTS

                                         STATEMENTS OF FINANCIAL CONDITION
                                   MARCH 31, 1998 AND DECEMBER 31, 1997 AND 1996


                                                                                           December 31,
                                                                 March 31,    -------------------------------------
 ASSETS                                                            1998              1997               1996
                                                           --------------------------------------------------------
                                                              (Unaudited)
 Cash and cash equivalents                                 $              630     $         860      $         900
 Interest bearing deposits                                            202,398            85,148            492,768
 Securities available for sale, net                                 4,698,740         3,013,323          3,574,055
 Investment in subsidiaries                                        53,330,255        52,055,386         48,500,126
 Other assets                                                          36,203         1,741,003          1,557,703
                                                           --------------------------------------------------------

                                                           $       58,268,226     $  56,895,720      $  54,125,552
                                                           ========================================================

 LIABILITIES AND STOCKHOLDERS'
    EQUITY

 LIABILITIES
    Other borrowed funds                                   $          196,707     $     229,492      $     262,276
    Accrued interest payable                                            3,880             9,255             10,247
    Other liabilities                                               3,286,636         4,567,238          2,815,528
                                                           --------------------------------------------------------
                                                                    3,487,223         4,805,985          3,088,051
                                                           --------------------------------------------------------

 STOCKHOLDERS' EQUITY
    Common stock                                                      968,150           968,150            969,775
    Surplus                                                         3,975,907         3,975,907          3,982,581
    Retained earnings                                              46,787,791        45,370,448         44,059,979
    Accumulated other comprehensive income                          3,049,155         1,775,230          2,025,166
                                                           --------------------------------------------------------
                                                                   54,781,003        52,089,735         51,037,501
                                                           --------------------------------------------------------

                                                           $       58,268,226     $  56,895,720      $  54,125,552
                                                           ========================================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                               STATEMENTS OF INCOME
                                  THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND
                                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                          March 31,                                December 31,
                               ------------------------------------------------------------------------------------
                                     1998             1997             1997             1996             1995
                               ------------------------------------------------------------------------------------
                                         (Unaudited)
 Income:
    Equity in net income
       of subsidiaries         $     1,854,500     $  1,869,201     $  5,318,766     $  6,895,923     $  6,412,472
    Interest                               713            4,926           22,053           48,897           36,965
    Securities gains                                                                      116,262
                               ------------------------------------------------------------------------------------
                                     1,855,213        1,874,127        5,340,819        7,061,082        6,449,437
                               ------------------------------------------------------------------------------------

 Interest expense, other
    borrowings                           3,880            4,385           18,075           20,709           24,349
 Operating expenses                     28,540           18,101        2,303,852          367,923          558,018
                               ------------------------------------------------------------------------------------
                                        32,420           22,486        2,321,927          388,632          582,367
                               ------------------------------------------------------------------------------------

         INCOME BEFORE
            INCOME TAXES
            (CREDITS)                1,822,793        1,851,641        3,018,892        6,672,450        5,867,070

 Income taxes (credits)                (10,855)          (5,985)         (39,596)        (100,528)        (184,558)
                               ------------------------------------------------------------------------------------

               NET INCOME      $     1,833,648     $  1,857,626     $  3,058,488     $  6,772,978     $  6,051,628
                               ====================================================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                             STATEMENTS OF CASH FLOWS
                                  THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND
                                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                              March 31,                             December 31,
                                   -------------------------------------------------------------------------------
                                          1998            1997           1997            1996            1995
                                   -------------------------------------------------------------------------------
                                             (Unaudited)
 CASH FLOWS FROM
    OPERATING ACTIVITIES
    Net income                     $     1,833,648    $  1,857,626    $  3,058,488    $  6,772,978    $ 6,051,628
    Adjustments to reconcile net
      income to net cash provided
      by operating activities:
      Equity in undistributed net
        income of subsidiaries          (1,062,757)     (1,872,954)     (3,601,450)     (5,572,521)    (4,844,167)
      (Gain) on the sale of
        securities available for
        sale                                                                              (116,262)
      Amortization                                                                          57,002        520,000
      Decrease in other assets           1,704,800       1,546,500          25,000          74,778          1,004
      Increase (decrease) in
        accrued interest payable
        and other liabilities             (244,363)       (398,071)      1,727,640        (288,948)       307,537
                                   -------------------------------------------------------------------------------
        NET CASH PROVIDED BY
           OPERATING ACTIVITIES          2,231,328       1,133,101       1,209,678         927,027      2,036,002
                                   -------------------------------------------------------------------------------
 CASH FLOWS FROM
    INVESTING ACTIVITIES
    (Increase) decrease in
    interest
      deposits                            (117,250)        420,407         407,620         330,622       (759,615)
    Proceeds from the sale of
      securities available for
      sale                                                                                 189,262
                                   -------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED
        IN) INVESTING
        ACTIVITIES                        (117,250)        420,407         407,620         519,884       (759,615)
                                   -------------------------------------------------------------------------------
 CASH FLOWS FROM
    FINANCING ACTIVITIES
    Principal payments on other
      borrowed funds                       (32,785)        (32,784)        (32,784)        (32,784)       (32,784)
    Dividends paid                      (2,081,523)     (1,493,454)     (1,493,454)     (1,331,297)    (1,196,483)
    Purchase of common stock
      for retirement                            --         (27,300)        (91,100)        (91,830)       (38,120)
                                   -------------------------------------------------------------------------------
        NET CASH (USED IN)
           FINANCING ACTIVITIES         (2,114,308)     (1,553,538)     (1,617,338)     (1,455,911)    (1,267,387)
                                   -------------------------------------------------------------------------------
        NET INCREASE (DECREASE) IN
           CASH  AND CASH
           EQUIVALENTS                        (230)            (30)            (40)         (9,000)         9,000
 CASH AND CASH
    EQUIVALENTS
    Beginning                                  860             900             900           9,900            900
                                   -------------------------------------------------------------------------------
    Ending                         $           630    $        870    $        860    $        900    $     9,900
                                   ===============================================================================

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            F&M BANCORPORATION, INC.

                                AT MARCH 31, 1998

         The following unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of F&M and BancSecurity, giving effect to the acquisition of BancSecurity, which is expected to be accounted for using the pooling of interests method of accounting, as if it had been effective on March 31, 1998. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) of F&M and BancSecurity. The pro forma financial data presented below is not necessarily indicative of the actual financial position that would have occurred had the acquisition been consummated on March 31, 1998, or that may result in the future.



                                                                                    Pro Forma
                                                                                 Adjustments (A)           Pro Forma
                                                 F&M          BancSecurity      Debit        Credit     Consolidated
                                                 ---          ------------      -----        ------     ------------
ASSETS                                                                            (In thousands)
Cash and cash equivalents                    $   44,088           $  9,778                                $   53,866
Investment securities--
    Held to maturity                            130,074             58,599                                   188,673
    Available for sale                          182,083            113,370                                   295,453
Federal funds sold                               18,056             15,450                                    33,506
Loans - net                                   1,239,570            325,674                                 1,565,244
Bank premises and equipment                      33,531             10,961                                    44,492
Other assets                                     37,266             11,220                                    48,486
                                             ----------           --------                                ----------
  Total assets                               $1,684,668           $545,052                                $2,229,720
                                             ==========           ========                                ==========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits                                     $1,379,387           $450,371                                $1,829,758
Short-term borrowings                            62,020             23,198                                    85,218
Other borrowings                                 69,929              7,331                                    77,260
Other liabilities                                16,615              9,371                                    25,986
Common stock                                      9,923                968                     2,657          13,548
Surplus                                          88,262              3,976           2,657                    89,581
Retained earnings                                58,798             46,788                                   105,586
Unrealized gains (losses)                           103              3,049                                     3,152

Treasury stock                                     (369)                 0                                      (369)
                                             ----------           --------                                ----------
  Total liabilities and
  stockholders' equity                       $1,684,668           $545,052                                $2,229,720
                                             ==========           ========                                ==========

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           F & M BANCORPORATION, INC.

                          QUARTER ENDED MARCH 31, 1998
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


         The following unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of F&M and BancSecurity giving effect to the acquisition of BancSecurity, which is expected to be accounted for using the pooling of interests method of accounting, as if it had been effective as of the beginning of the period indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) of both F&M and BancSecurity. The pro forma financial data presented below is not necessarily indicative of the actual financial results which would have occurred had the acquisition been consummated on the dates indicated, or that may result in the future.

QUARTER ENDED MARCH 31, 1998



                                                                                         Pro Forma
                                                        F&M      BancSecurity         Consolidated
                                                        ---      ------------         ------------
                                                         (In thousands, except per share data)

Interest income                                     $33,130           $10,159             $43,289
Interest expense                                     15,615             5,528              21,143
                                                    -------           -------             -------
Net interest income                                  17,515             4,631              22,146
Provision for loan losses                               692                 1                 693
                                                    -------           -------             -------
Net interest income after provision
  for loan losses                                    16,823             4,630              21,453
Non-interest income                                   2,467               965               3,432
Non-interest expense                                 11,267             3,059              14,326
                                                    -------           -------             -------
Income before income taxes                            8,023             2,536              10,559
Income taxes                                          2,525               702               3,227
                                                    -------           -------             -------
Net income                                          $ 5,498           $ 1,834             $ 7,332
                                                    =======           =======             =======
Net income per share - Basic                        $  0.56                               $  0.54
                                                    =======                               =======
Net income per share - Diluted                      $  0.55                               $  0.54
                                                    =======                               =======

YEAR ENDED DECEMBER 31, 1997


                                                                                        Pro Forma
                                                          F&M      BancSecurity      Consolidated
                                                          ---      ------------      ------------
                                                      (In thousands, except per share data)
Interest income                                      $122,547          $ 40,298          $162,845
Interest expense                                       57,845            21,991            79,836
                                                     --------          --------          --------
Net interest income                                    64,702            18,307            83,009
Provision for loan losses                               2,826             2,353             5,179
                                                     --------          --------          --------
Net interest income after provision
  for loan losses                                      61,876            15,954            77,830
Non-interest income                                     8,814             3,966            12,780
Non-interest expense                                   41,354            15,217            56,571
                                                     --------          --------          --------
Income before income taxes                             29,336             4,703            34,039
Income taxes                                            9,011             1,645            10,656
                                                     --------          --------          --------
Net income                                           $ 20,325          $  3,058          $ 23,383
                                                     ========          ========          ========
Net income per share - Basic                         $   2.09                            $   1.75
                                                     ========                            ========
Net income per share - Diluted                       $   2.08                            $   1.74
                                                     ========                            ========


YEAR ENDED DECEMBER 31, 1996


                                                                                        Pro Forma
                                                          F&M      BancSecurity      Consolidated
                                                          ---      ------------      ------------
                                                        (In thousands, except per share data)

Interest income                                      $ 98,909          $ 39,452          $138,361
Interest expense                                       45,374            21,319            66,693
                                                     --------          --------          --------
Net interest income                                    53,535            18,133            71,668
Provision for loan losses                               2,904               695             3,599
                                                     --------          --------          --------
Net interest income after provision
  for loan losses                                      50,631            17,438            68,069
Non-interest income                                     6,587             3,612            10,199
Non-interest expense                                   34,820            11,584            46,404
                                                     --------          --------          --------
Income before income taxes                             22,398             9,466            31,864
Income taxes                                            6,992             2,693             9,685
                                                     --------          --------          --------
Net income                                           $ 15,406          $  6,773          $ 22,179
                                                     ========          ========          ========
Net income per share - Basic                         $   1.73                            $   1.77
                                                     ========                            ========
Net income per share - Diluted                       $   1.73                            $   1.77
                                                     ========                            ========

YEAR ENDED DECEMBER 31, 1995


                                                                                            Pro Forma
                                                          F&M       BancSecurity         Consolidated
                                                          ---       ------------         ------------
                                                        (In thousands, except per share data)

Interest income                                      $ 87,572           $ 37,825             $125,397
Interest expense                                       39,406             20,803               60,209
                                                     --------           --------             --------
Net interest income                                    48,166             17,022               65,188
Provision for loan losses                               1,713              1,092                2,805
                                                     --------           --------             --------
Net interest income after provision
  for loan losses                                      46,453             15,930               62,383
Non-interest income                                     5,356              3,404                8,760
Non-interest expense                                   31,860             11,016               42,876
                                                     --------           --------             --------
Income before income taxes                             19,949              8,318               28,267
Income taxes                                            6,109              2,266                8,375
                                                     --------           --------             --------
Net income                                           $ 13,840           $  6,052             $ 19,892
                                                     ========           ========             ========
Net income per share - Basic                         $   1.59                                $   1.61
                                                     ========                                ========
Net income per share - Diluted                       $   1.59                                $   1.61
                                                     ========                                ========


               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.       ACCOUNTING TREATMENT.

         The pro forma consolidated financial statements have been prepared using the pooling of interests method of accounting to give effect to the acquisition by F&M of BancSecurity. As a result of the use of the pooling of interests method of accounting for the acquisitions, past consolidated financial statements of F&M are being restated, and therefore the pro forma consolidated financial statements have been restated to reflect the acquisition as if it had occurred prior to the dates of the statements. The computations of weighted average shares outstanding and period-end shares outstanding include the conversions of shares of BancSecurity Common into shares of F&M Common, as indicated below. These statements do not reflect a pending F&M acquisition, or other 1998 or prior F&M acquisitions for which financial statements were not restated, which are not considered to be significant, either individually or in the aggregate.

2.       PENDING ACQUISITION OF BANCSECURITY.

         On December 1, 1997, the Company entered into a Merger Agreement providing for the acquisition of BancSecurity in a merger transaction, based upon the defined common equity value of BancSecurity and the market value of F&M Common. Subject to certain exceptions, BancSecurity will be valued in the aggregate at $145 million. The total number of shares of F&M Common to be issued in the acquisition will equal the aggregate consideration divided by a defined market value of the F&M Common, valuing F&M Common at not less than $35.80 per share nor more than $40.00 per share. For purposes of these pro forma statements, it is assumed that shares of F&M are valued at $40.00 per share, that the exchange ratio will equal 93.6064 shares of F&M Common for each of the 38,726 shares of BancSecurity Common, and that, in the aggregate, 3,625,000 shares of F&M Common will be issued. See "Summary -- Comparative Unaudited Per Share Data" and "The Merger -- Conversion of BancSecurity Common with F&M Common."

3.       EXPLANATION OF PRO FORMA ADJUSTMENTS.

         A. Issuance of F&M Common in the acquisition of BancSecurity, assuming no dissenters and a 93.6064-to-1 exchange ratio. Reflects a transfer of $2,657,000 from Surplus to Common Stock resulting from the greater aggregate par value of 3,625,000 shares of F&M Common ($3,625,000) than the par value of 38,726 shares of BancSecurity Common ($968,000).

4.       EARNINGS PER SHARE.

         Earnings per share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The resulting number of shares used in computing the pro forma consolidated basic earnings per share is 13,524,387 for the quarter ended March 31, 1998 and 13,370,459; 12,515,517; and 12,319,464 for the years ended December 31, 1997,
1996, and 1995, respectively. The number of shares used in computing the pro forma consolidated diluted earnings per share is 13,575,240 for the quarter ended March 31, 1998 and 13,418,484; 12,545,524; and 12,338,050 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 11, 1998                          /s/ Daniel E. Voet
                                              ------------------------------
                                              Daniel E. Voet
                                              Chief Financial Officer

                           F&M BANCORPORATION, INC.


                                EXHIBIT INDEX

                                      to

                           FORM 8-K CURRENT REPORT

                           Dated as of July 1, 1998




                                                  Incorporate by
Exhibit                                           Reference to/
Number              Description                   Filed Herewith
-------          -----------------                ------------------------
2.1(a)           Agreement and Plan of            Exhibit 2.1 to F&M's
                 Merger dated as of December      Report on Form 10-K for
                 1, 1997 by and among F&M,        the year ended
                 BancSecurity Acquisition         December 31, 1997
                 Corporation and
                 BancSecurity

23.1             Consent of McGladrey &           Filed Herewith
                 Pullen, LLP





                                     EI-1